Exhibit 99.2

News

Contacts:

Media:

Steve Holzman

610.738.6126

sholzman@cephalon.com

Investors:

Robert (Chip) Merritt

610.738.6376

cmerritt@cephalon.com

For Immediate Release

Horst Witzel, Dr.-Ing., to Retire from Cephalon Board of Directors

Frazer, Pa. – January 31, 2006 – Cephalon, Inc. (Nasdaq: CEPH) announced today that Horst Witzel, Dr.-Ing., has decided to retire from the Cephalon Board of Directors, to be effective immediately prior to the Company’s Annual Meeting of Stockholders scheduled to be held on May 17, 2006.  Dr. Witzel has been a Director of Cephalon since January 1991.

 Dr. Witzel served as a member of the Board of Executive Directors at Schering A.G., an international pharmaceutical company, beginning in 1962.  From 1986 until his retirement in 1989, he was Chairman of the Board of Executive Directors at Schering A.G.  He currently serves as Chairman of the Supervisory Board of Revotar Biopharmaceuticals, A.G.

“Horst Witzel’s depth of management experience and sound strategic insight have been indispensable assets to Cephalon and were vital to our success in reaching industry-leading financial and scientific achievements,” said Frank Baldino Jr., Ph.D., Cephalon Chairman and CEO.  “During the fifteen years in which he served as director, the company grew to a fully integrated, global biopharmaceutical enterprise, and his wise guidance will always be valued as a key influence in shaping our success.”

Cephalon, Inc.

Founded in 1987, Cephalon, Inc. is an international biopharmaceutical company dedicated to the discovery, development and marketing of innovative products to treat sleep and neurological disorders, cancer and pain. Cephalon currently employs more than 2,600 people in the United States and Europe. U.S. sites include the company’s headquarters in Frazer, Pennsylvania, and offices, laboratories or manufacturing facilities in West Chester, Pennsylvania, Salt Lake City, Utah, and suburban Minneapolis, Minnesota. Cephalon’s

SOURCE:  Cephalon, Inc. • 41 Moores Road • Frazer, PA  19355 • (610) 344-0200 • Fax (610) 344-0065

European headquarters are located in Maisons-Alfort, France and other European offices are located in Guildford, England, and Martinsried, Germany.

The company currently markets four proprietary products in the United States: PROVIGIL® (modafinil) [C-IV], GABITRIL® (tiagabine hydrochloride), ACTIQ® (oral transmucosal fentanyl citrate) [C-II] and TRISENOX® (arsenic trioxide) injection, and more than 20 products internationally. Full prescribing information on its U.S. products is available at www.cephalon.com or by calling 1-800-896-5855.

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements.  Forward-looking statements provide Cephalon’s current expectations or forecasts of future events.  These may include statements regarding anticipated scientific progress on its research programs, development of potential pharmaceutical products, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, sales and earnings guidance, and other statements regarding matters that are not historical facts.  You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning.  Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission.  Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect.  Therefore, you should not rely on any such factors or forward-looking statements.  Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law.  The Private Securities Litigation Reform Act of 1995 permits this discussion.

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